Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the A.T. Cross Company Omnibus Incentive Plan of our report dated January 30, 1996, with respect to the 1995 consolidated financial statements and schedule of A.T. Cross Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Providence, Rhode Island
October 20, 1998